                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  December 2, 1994
               Date of Earliest Event Reported:  August 8, 1994


                           TELE-COMMUNICATIONS, INC.
                                      AND
                           TCI COMMUNICATIONS, INC.
       ----------------------------------------------------------------
          (Exact name of Registrants as specified in their charters)


                               State of Delaware
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


   0-20421 and 0-5550                            84-1260157 and 84-0588868
- -------------------------                  -------------------------------------
(Commission File Numbers)                  (I.R.S. Employer Identification Nos.)


             5619 DTC Parkway
            Englewood, Colorado                             80111
- ----------------------------------------            ----------------------
(Address of principal executive offices)                  (Zip Code)


      Registrants' telephone number, including area code:  (303) 267-5500

Item 2.  Acquisition or Disposition of Assets
- -------  ------------------------------------

      Subsequent to September 30, 1994, TCI was reorganized based upon four lines of business: Domestic Cable and Communications; Programming; International Cable and Programming; and Technology/Venture Capital. In connection with this reorganization, on November 18, 1994, TCIC transferred its ownership of United Artists International, Inc. to TCI International Holdings, Inc. in exchange for 79,903 shares of a newly created class of TCI preferred stock, Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"). Such transaction has been reflected at historical cost. Series E Preferred Stock accrues dividends at the rate of 5.0% per annum and is convertible into TCI Class A common stock at the initial conversion rate of 1,000 shares of TCI Class A common stock for one share of the Series E Preferred Stock.

Item 5.  Other Events.
- -------  -------------

(a) Following a meeting of its Board of Directors on Wednesday, November 16, Tele-Communications, Inc. affirmed that it has organized itself into four business groups focusing on domestic distribution of cable and telephony; programming and other software products; international investments and operations; and technology ventures. TCI also announced its Board has approved a plan to create four new classes of TCI common stock, intended to track and reflect the performance of each of these four business groups. The plan is subject to shareholder approval. Moreover, TCI's Board must adopt any plan for distribution of these proposed securities, and no such Board action has been taken.

     In its action November 16, the TCI Board authorized management to prepare proxy materials for a meeting of shareholders at which they will be asked to approve amendments to the company's charter authorizing the four new classes of common stock. Following shareholder approval, expected by the Spring of 1995, the Board could issue all or a portion of one or more classes of the stock in a manner it deems appropriate, such as a tax-free stock dividend, rights offering or an exchange offer to current shareholders; a public offering for cash; an offering in connection with future acquisitions or an offering to strategic investor allies.

     The plan would leave the currently existing TCI common stock outstanding, except that these shares would represent TCI's retained interest in the various business groups whether or not the new classes of stock are issued. The plan would not require any transfer of legal title to TCI assets nor would it affect the existing rights of the holders of TCI securities. The aforementioned description is qualified in its entirety by reference to the Press Release, dated November 17, 1994, included herein as Exhibit 99.

(b) As of August 8, 1994, Tele-Communications, Inc. (formerly TCI/Liberty Holding Company or "TCI"), TCI Communications, Inc. ("TCIC") (formerly Tele-Communications, Inc. or "Old TCI") and TeleCable Corporation ("TeleCable") entered into a definitive merger agreement, whereby TeleCable will be merged into TCIC, a wholly-owned subsidiary of TCI (the "Merger"). The aggregate $1.6 billion purchase price will be satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A common stock (currently estimated to be approximately 42 million shares) and 1 million shares of TCI Convertible Preferred Stock, Series D (the "Series D Preferred Stock") with an aggregate initial liquidation value of $300 million. The Series D Preferred Stock, which will accrue dividends at a rate of 5.5% per annum, will be convertible into 10 million shares of TCI Class A common stock. The Series D Preferred Stock will be redeemable at the option of TCI after five years and at the option of either TCI or the holder after ten years. Although the amount of net liabilities to be assumed by TCIC and the number of shares of TCI Class A common stock to be issued to TeleCable's shareholders are subject to closing adjustments, management does not believe that any such adjustments will be material. The merger agreement requires the approval of TeleCable's shareholders and various franchise and other governmental authorities.

     At September 30, 1994, TeleCable operated approximately 13,500 miles of cable distribution systems that served approximately 750,000 basic subscribers in 15 states. Historical and pro forma financial information reflecting the proposed Merger is included herein under Item 7 of this Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
- -------  -------------------------------------------------------------------

(a)  Financial Statements
     --------------------

     TeleCable Corporation,
       Nine months ended September 30, 1994:

            Condensed Consolidated Statement of Income,
             Nine months ended September 30, 1994 and 1993 (unaudited)

            Condensed Consolidated Balance Sheet,
             September 30, 1994 and December 31, 1993 (unaudited)

            Condensed Consolidated Statement of Stockholders' Deficit,
             Nine months ended September 30, 1994 (unaudited)

            Consolidated Statement of Cash Flows,
             Nine months ended September 30, 1994 and 1993 (unaudited)

            Notes to Condensed Consolidated Financial Statements,
             Nine months ended September 30, 1994 (unaudited)

(b)  Pro Forma Financial Information
     -------------------------------

     TCI Communications, Inc. and Subsidiaries:

            Condensed Pro Forma Combined Balance Sheet,
             September 30, 1994 (unaudited)

            Condensed Pro Forma Combined Statement of Operations,
             Nine months ended September 30, 1994 (unaudited)

            Condensed Pro Forma Combined Statement of Operations,
             Year ended December 31, 1993 (unaudited)

            Notes to Condensed Pro Forma Combined Financial Statements,
             September 30, 1994 (unaudited)

     Tele-Communications, Inc. and Subsidiaries:

            Condensed Pro Forma Combined Balance Sheet,
             September 30, 1994 (unaudited)

            Condensed Pro Forma Combined Statement of Operations,
             Nine months ended September 30, 1994 (unaudited)

            Condensed Pro Forma Combined Statement of Operations,
             Year ended December 31, 1993 (unaudited)

            Notes to Condensed Pro Forma Combined Financial Statements,
             September 30, 1994 (unaudited)

(c)  Exhibits
     --------

     (2) Agreement and Plan of Merger, dated as of August 8, 1994, among Tele-Communications, Inc., TCI Communications, Inc. and TeleCable Corporation*
           Incorporated herein by reference to Tele-Communications, Inc.'s
             Current Report on Form 8-K dated August 18, 1994 (Commission
             File No. 0-20421)

    (99) Press Release, dated November 17, 1994.

     -------------------------

         * The Agreement and Plan of Merger contains indices identifying the items, including exhibits and schedules, annexed thereto. A copy of any omitted item will be furnished supplementally to the Commission upon request.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Date:  December 2, 1994



                                      TELE-COMMUNICATIONS, INC.
                                      (Registrant)



                                      By:/s/ Stephen M. Brett
                                         -------------------------------
                                         Stephen M. Brett
                                          Executive Vice President and
                                            Secretary


                                      TCI COMMUNICATIONS, INC.
                                      (Registrant)


                                      By:/s/ Stephen M. Brett
                                         -------------------------------
                                         Stephen M. Brett
                                          Senior Vice President and
                                            General Counsel

                     TELECABLE CORPORATION AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENT OF INCOME

                 NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993
               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                            1994       1993
                                                          ---------  ---------
Operating revenues....................................... $ 221,946  $ 213,675
Operating expenses.......................................  (127,549)  (119,986)
Depreciation and amortization............................   (33,796)   (34,246)
                                                          ---------  ---------
  Operating income.......................................    60,601     59,443
Interest income..........................................       559        445
Gain on sale of assets...................................        77      2,596
Interest expense.........................................   (17,147)   (17,811)
Other expense, net.......................................      (401)      (324)
Minority interest in earnings of consolidated
 subsidiaries............................................      (261)      (261)
                                                          ---------  ---------
  Income before taxes....................................    43,428     44,088
Income tax expense.......................................   (17,006)   (17,058)
                                                          ---------  ---------
  Net income............................................. $  26,422  $  27,030
                                                          =========  =========
Earnings per share....................................... $    9.12  $    9.37
                                                          =========  =========
Weighted average number of common shares.................     2,896      2,886
                                                          =========  =========


     See accompanying notes to condensed consolidated financial statements

                     TELECABLE CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                         (DOLLAR AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1994          1993
                                                      ------------- ------------
                       ASSETS
Cash and cash equivalents............................   $   2,553    $   5,509

Trade and other receivables..........................      13,904       10,766
  Less--allowance for doubtful receivables...........         985        1,127
                                                        ---------    ---------
                                                           12,919        9,639
                                                        ---------    ---------
Inventories, net.....................................         974          887
Prepaid expenses.....................................       2,307        1,720
Investments and other assets.........................      21,473       13,324
Property, plant and equipment--at cost:
  Distribution plant and other equipment.............     568,900      512,610
  Land, buildings, and improvement...................      20,513       19,944
  Vehicles...........................................      11,975       10,909
                                                        ---------    ---------
                                                          601,388      543,463
  Less--accumulated depreciation.....................     343,681      311,639
                                                        ---------    ---------
                                                          257,707      231,824
                                                        ---------    ---------
Cable television franchises..........................      20,788       20,673
  Less--accumulated amortization.....................      14,602       13,423
                                                        ---------    ---------
                                                            6,186        7,250
                                                        ---------    ---------
Purchased goodwill...................................      19,235       19,235
  Less--accumulated amortization.....................       6,919        6,576
                                                        ---------    ---------
                                                           12,316       12,659
                                                        ---------    ---------
Other intangibles....................................       5,685        5,493
  Less--accumulated amortization.....................       5,036        4,822
                                                        ---------    ---------
                                                              649          671
                                                        ---------    ---------
Total assets.........................................   $ 317,084    $ 283,483
                                                        =========    =========

                                                                     (continued)

                     TELECABLE CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                         (DOLLAR AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1994          1993
                                                     ------------- ------------
       LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable--trade.............................   $   3,611    $   4,352
Accrued liabilities:
  Payroll and related expenses......................       3,152        3,979
  Interest..........................................       7,919        3,825
  Franchise taxes...................................       3,521        4,353
  Program services..................................       5,193        3,917
  Other.............................................       8,105        7,261
                                                       ---------    ---------
                                                          27,890       23,335
                                                       ---------    ---------
Income taxes payable................................         --         1,666
Dividends payable...................................         --         2,172
Debt................................................     281,810      278,372
Deferred income taxes...............................      47,747       45,163
Other liabilities...................................       6,243        5,406
                                                       ---------    ---------
Total liabilities...................................     367,301      360,466
Minority interest in consolidated subsidiaries......       2,605        2,344
Stockholders' deficit:
  Common stock
    Class A.........................................         291          291
    Class B.........................................       6,950        6,950
  Capital deficit...................................    (262,410)    (262,410)
  Notes receivable--executive stock purchase plan...      (3,252)      (3,479)
  Net unrealized gain on securities available for
   sale.............................................       4,200          --
  Retained earnings.................................     201,399      179,321
                                                       ---------    ---------
                                                         (52,822)     (79,327)
                                                       ---------    ---------
Liabilities and stockholders' deficit...............   $ 317,084    $ 283,483
                                                       =========    =========

     See accompanying notes to condensed consolidated financial statements

                     TELECABLE CORPORATION AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                     NINE MONTHS ENDED SEPTEMBER 30, 1994
                         (DOLLAR AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                                          NET
                                                    NOTES              UNREALIZED
                          COMMON STOCK            RECEIVABLE            GAIN ON    TOTAL
                          ------------            EXECUTIVE            SECURITIES  STOCK-
                          CLASS CLASS   CAPITAL     STOCK    RETAINED  AVAILABLE  HOLDERS'
                            A     B     DEFICIT     PLANS    EARNINGS   FOR SALE  DEFICIT
                          ----- ------ ---------  ---------- --------  ---------- --------
Balance at December 31,
 1993...................  $291  $6,950 $(262,410)  $(3,479)  $179,321    $  --    $(79,327)
Net income..............                                       26,422               26,422
Dividends of $1.50 per
 share..................                                       (4,344)              (4,344)
Payments on executive
 stock notes............                               227                             227
Change in net unrealized
 gain on securities
 available for sale.....                                                  4,200      4,200
                          ----  ------ ---------   -------   --------    ------   --------
Balance at September 30,
 1994...................  $291  $6,950 $(262,410)  $(3,252)  $201,399    $4,200   $(52,822)
                          ====  ====== =========   =======   ========    ======   ========

     See accompanying notes to condensed consolidated financial statements

                     TELECABLE CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                 NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                              1994      1993
                                                            --------  --------
Cash flows from operating activities:
  Net income............................................... $ 26,422  $ 27,030
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation...........................................   32,042    32,056
    Amortization...........................................    1,754     2,190
    Deferred income tax benefit............................      (90)     (901)
    Gain on sale of assets.................................      (77)   (2,533)
    (Increase) decrease in certain assets:
      Receivables..........................................   (3,279)   (2,870)
      Inventory............................................      (87)      (49)
      Prepaids.............................................     (587)     (926)
    Increase (decrease) in certain liabilities:
      Accounts payable.....................................     (741)     (503)
      Accrued liabilities..................................    5,379     3,953
      Deferred income......................................     (196)     (363)
      Income taxes payable.................................   (1,666)   (1,012)
    Other, net.............................................      209        93
                                                            --------  --------
    Net cash provided by operating activities..............   59,083    56,165
                                                            --------  --------
Cash flows from investing activities:
  Purchases of property, plant and equipment...............  (57,926)  (32,789)
  Proceeds from investments................................      438     4,016
  Purchase of investments and other assets.................   (1,700)   (1,180)
                                                            --------  --------
    Net cash used by investing activities..................  (59,188)  (29,953)
                                                            --------  --------
Cash flows from financing activities:
  Change in revolving debt, net............................   (5,929)    1,824
  Change in term debt......................................    9,367   (23,071)
  Dividends paid...........................................   (6,516)   (6,492)
  Purchase of company stock................................      --       (412)
  Payments received on stock notes receivable..............      227       244
                                                            --------  --------
    Net cash provided by (used for) financing activities...   (2,851)  (27,907)
                                                            --------  --------
Net decrease in cash and cash equivalents..................   (2,956)   (1,695)
Cash and cash equivalents at beginning of period...........    5,509     7,160
                                                            --------  --------
Cash and cash equivalents at end of period................. $  2,553  $  5,465
                                                            ========  ========

     See accompanying notes to condensed consolidated financial statements

                     TELECABLE CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1994
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION:

   The accompanying unaudited financial statements of TeleCable Corporation and subsidiaries ("TeleCable") have been prepared using accounting principles consistent with those disclosed in the December 31, 1993 financial statements. Due to the interim nature of the financial statements, they do not include all of the disclosures and notes required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the nine month periods ended September 30, 1994 and 1993 are not necessarily indicative of results that may be expected for the entire year or any interim period. These financial statements should be read in connection with TeleCable's December 31, 1993 financial statements.

   On January 1, 1994, TeleCable adopted Statement of Financial Accounting Standards No. 115 ("FAS 115"), "Accounting for Certain Investments in Debt and Equity Securities". One of the provisions of FAS 115 requires that equity securities be classified as available for sale, or trading. Available for sale securities are carried at their fair values with the amount of unrealized gains and losses, net of income taxes, reported as a separate component of stockholders' equity. TeleCable does not have any securities classified as trading. Accordingly, TeleCable classified equity securities with a fair value of $9.2 million at September 30, 1994 as available for sale. Stockholders' deficit at September 30, 1994 includes $4.2 million relating to unrealized gains on securities available for sale, net of income taxes.

NOTE 2--DEBT:

   In March 1994, TeleCable repaid $30 million of expiring term debt with proceeds from a new unsecured $40 million note that is due 2004. Interest is payable semi-annually at a fixed rate of 6.52%.

NOTE 3--PROPOSED MERGER TRANSACTION:

   On August 8, 1994, TeleCable, Tele-Communications, Inc. ("TCI"), and TCI Communications, Inc. ("TCIC") entered into a definitive merger agreement, whereby TeleCable will be merged into TCIC, a wholly-owned subsidiary of TCI. The aggregate $1.6 billion purchase price will be satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A Common Stock (currently estimated to be approximately 42 million shares) and 1 million shares of TCI Series D Preferred Stock with an aggregate initial liquidation value of $300 million. The TCI Series D Preferred Stock, which will accrue dividends at a rate of 5.5% per annum, will be convertible into 10 million shares of TCI Class A Common Stock. The TCI Series D Preferred Stock will be redeemable at the option of TCI after five years and at the option of either TCI or the holder after ten years. Although the amount of net liabilities to be assumed by TCIC and the number of shares of TCI Class A Common Stock to be issued to TeleCable's shareholders are subject to closing adjustments, TeleCable does not believe that any such adjustments will be material. The merger agreement requires the approval of TeleCable's shareholders and various franchise and government authorities.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly Tele-Communications, Inc.)

               Condensed Pro Forma Combined Financial Statements

                              September 30, 1994
                                  (unaudited)


     The following unaudited condensed pro forma combined balance sheet of TCIC, dated as of September 30, 1994, assumes that (i) the proposed TeleCable merger (the "Merger") (ii) the combination of TCIC and Liberty Media Corporation ("Liberty"), whereby TCIC and Liberty each became a wholly-owned subsidiary of TCI (the "TCI/Liberty Combination") and (iii) the transfer of United Artists International, Inc. from TCIC to TCI International Holdings, Inc. (the "International Transfer") had occurred as of such date. See notes (1), (2) and
(3).

     In addition, the following unaudited condensed pro forma combined statements of operations of TCIC for the nine months ended September 30, 1994 and the year ended December 31, 1993 assume that the proposed Merger, the TCI/Liberty Combination and the International Transfer had occurred as of January 1, 1993.

     The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the proposed Merger, the TCI/Liberty Combination and the International Transfer had occurred as of January 1, 1993. These condensed pro forma combined financial statements of TCIC should be read in conjunction with the condensed pro forma financial statements and the related notes thereto of TCI included elsewhere herein and the respective historical financial statements and the related notes thereto of TCIC and TCI.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly Tele-Communications, Inc.)

                  Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)

                                                                    September 30, 1994
                                          -----------------------------------------------------------------------
                                                                      International      Pro forma
                                             TCIC        TeleCable       Transfer       Adjustments       TCIC
                                          Historical   Historical(1)   Historical(2)     (1)(2)(3)     Pro forma
                                          ----------   -------------  -------------     -----------    ---------
                                                                   amounts in millions
Assets
- ------

Cash and receivables                      $   227           16               (21)           --            222

Due from affiliated companies                  64           --                --            --             64

Investment in other affiliates
   and Turner Broadcasting System,
   Inc., and related receivables            1,655           22              (404)           --          1,273

Property and equipment, net of
   accumulated depreciation                 5,471          258               (12)          333  (4)     6,050

Franchise costs and other assets,
   net of amortization                      9,791           21               (35)        1,020  (4)    11,580
                                                                                           783  (5)
                                          -------         ----              ----         -----         ------

                                          $17,208          317              (472)        2,136         19,189
                                          =======         ====              ====         =====         ======

Liabilities and Stockholder's Equity
- ------------------------------------

Payables and accruals                     $   871           31               (14)           --            888

Debt                                       10,479          282                (9)           --         10,752

Deferred income taxes                       3,426           48                14           783  (5)     4,271

Other liabilities                              89            6                --            --             95
                                          -------         ----              ----         -----         ------

      Total liabilities                    14,865          367                (9)          783         16,006
                                          -------         ----              ----         -----         ------

Minority interests                            312            3               (28)           --            287

Common stockholder's equity:
   Class A common stock                         1           --                --            --              1
   Class B common stock                        --            7                --            (7) (6)        --
   Additional paid-in capital (deficit)     2,842         (262)             (643)          262  (6)     4,142
                                                                                         1,300  (7)
                                                                                           643  (8)

   Cumulative foreign currency
      translation adjustment                   (5)          --                 5            --             --
   Unrealized holding gains for
      available-for-sale securities           169            4                --            (4) (6)       169
   Note receivable from executive
      stock purchase plan                      --           (3)               --             3  (6)        --
   Accumulated earnings (deficit)            (287)         201               203          (201) (6)      (287)
                                                                                          (203) (8)
   Investment in TCI                         (689)          --                --          (440) (8)    (1,129)
                                          -------         ----              ----         -----         ------
                                            2,031          (53)             (435)        1,353          2,896
                                          -------         ----              ----         -----         ------

                                          $17,208          317              (472)        2,136         19,189
                                          =======         ====              ====         =====         ======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly Tele-Communications, Inc.)

             Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                       Nine months ended September 30, 1994
                                      -----------------------------------------------------------------------
                                                                  International      Pro forma
                                         TCIC        TeleCable       Transfer       Adjustments       TCIC
                                      Historical   Historical(1)   Historical(2)     (1)(2)(3)      Pro forma
                                      ----------   -------------  --------------    -----------     ---------
                                                               amounts in millions
Revenue                               $ 3,213          222               (17)           --             3,418

Operating, selling, general and
   administrative expenses and
   compensation relating to stock
   appreciation rights                 (1,882)        (127)               30            --            (1,979)

Depreciation and amortization            (711)         (34)                2           (20) (9)         (763)
                                      -------         ----               ---           ----           ------

      Operating income                    620           61                15           (20)              676

Interest expense                         (566)         (17)               --            --              (583)

Interest and dividend income               26           --                (1)           --                25

Share of earnings of Liberty              125           --                --          (125) (10)          --

Share of losses of other
   affiliates, net                        (59)          --                46            --               (13)

Other expense, net                         (4)          (1)               (7)           --               (12)
                                      -------         ----               ---          ----            ------

      Earnings before income taxes        142           43                53          (145)               93

Income tax expense                        (81)         (17)              (22)           59 (11)          (61)
                                      -------         ----               ---          ----            ------

      Net earnings                    $    61           26                31           (86)               32
                                      =======         ====               ===          ====            ======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly Tele-Communications, Inc.)

             Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                              Year ended December 31, 1993
                                        ------------------------------------------------------------------------
                                                                    International      Pro forma
                                           TCIC        TeleCable       Transfer       Adjustments        TCIC
                                        Historical   Historical(1)   Historical(2)     (1)(2)(3)      Pro forma
                                        ----------   -------------   ------------     -----------     ---------
                                                                 amounts in millions

Revenue                                    $ 4,153          287                (2)           --           4,438

Operating, selling, general and
   administrative expenses and
   compensation relating to stock
   appreciation rights                      (2,326)        (163)                9            --          (2,480)

Depreciation and amortization                 (911)         (45)                1           (28) (9)       (983)
                                           -------         ----              ----           ---          ------

      Operating income                         916           79                 8           (28)            975

Interest expense                              (731)         (24)               --            --            (755)

Interest and dividend income                    34           --                (2)           --              32

Share of earnings of Liberty                     4           --                --            (4)(10)         --

Share of losses of other
   affiliates, net                             (76)          --                62            --             (14)

Gain on dispositions                            42            2                --            --              44

Other expense, net                             (28)          --                --            --             (28)
                                           -------         ----             -----         -----           -----

      Earnings before income taxes             161           57                68           (32)            254

Income tax expense                            (168)         (23)              (28)           13 (11)       (206)
                                           -------         ----             -----        ------          ------

      Net earnings (loss)                       (7)          34                40           (19)             48

Dividend requirement on
   redeemable preferred stocks                  (2)          --                --             2 (12)         --
                                           -------         ----             -----        ------          ------

      Net earnings (loss) applicable
         to common shareholders            $    (9)          34                40           (17)             48
                                           =======         ====             =====        ======          ======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

           Notes to Condensed Pro Forma Combined Financial Statements

                               September 30, 1994
                                  (unaudited)


(1) As of August 8, 1994, TCI, TCIC and TeleCable entered into a definitive merger agreement (the "Merger Agreement") whereby TeleCable will be merged into TCIC. The aggregate $1.6 billion purchase price will be satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A common stock (currently estimated to be approximately 42 million shares) and 1 million shares of Series D Preferred Stock with an aggregate initial liquidation value of $300 million. The Series D Preferred Stock, which will accrue dividends at a rate of 5.5% per annum, will be convertible into 10 million shares of TCI Class A common stock. The Series D Preferred Stock will be redeemable at the option of TCI after five years and at the option of either TCI or the holder after ten years. Although the amount of net liabilities to be assumed by TCIC and the number of shares of TCI Class A common stock to be issued to TeleCable's shareholders are subject to closing adjustments, management does not believe that any such adjustments will be material. The merger agreement requires the approval of TeleCable's shareholders and various franchise and other governmental authorities.

(2) Subsequent to September 30, 1994, TCI was reorganized based upon four lines of business: Domestic Cable and Communications; Programming; International Cable and Programming; and Technology/Venture Capital. In connection with this reorganization, on November 18, 1994, TCIC transferred its ownership of United Artists International, Inc. to TCI International Holdings, Inc. in exchange for 79,903 shares of a newly created class of TCI preferred stock, Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"). Such transaction has been reflected at historical cost. Series E Preferred Stock accrues dividends at the rate of 5.0% per annum and is convertible into TCI Class A common stock at the initial conversion rate of 1,000 shares of TCI Class A common stock for one share of the Series E Preferred Stock.

(3) The TCI/Liberty Combination, which were consummated on August 4, 1994, were structured as a tax free exchange whereby the common stock of TCIC and Liberty and the preferred stock of Liberty were exchanged for like shares of TCI. The merger agreement provided that each share of TCIC's and Liberty's common stock (including shares held by TCIC's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of TCI having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of TCIC were converted into shares of a class of TCI preferred stock having an equivalent fair value to that which was given up. The TCI/Liberty Combination has been accounted for as a purchase of Liberty by TCI utilizing Liberty's historical predecessor cost.

                                                                     (continued)

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

           Notes to Condensed Pro Forma Combined Financial Statements

                               September 30, 1994
                                  (unaudited)


(4) Represents an allocation of the $1.6 billion purchase price of TeleCable to its tangible and intangible assets. The cost allocations were estimated using information available at the date of preparation of these condensed pro forma combined financial statements and will be adjusted upon final appraisal of the assets acquired. Therefore, the actual allocations may differ from those allocations reflected herein.

(5) Represents the estimated incremental deferred income tax liability associated with the TeleCable purchase price allocations, as described in note (4) above. The adjustment assumes a combined federal and state income tax rate of 41%.

(6) Represents the elimination of TeleCable's historical stockholders' deficit, including the note receivable from the employee stock purchase plan. Pursuant to the Merger Agreement, any portion of such note receivable that remains unpaid at closing will not be included in the calculation of net liabilities to be assumed by TCIC at closing.

(7) Represents TCI's capital contribution to TCIC resulting from the issuance by TCI to TeleCable shareholders of shares of TCI Class A common stock (currently estimated to be approximately 42 million shares) and 1 million shares of Series D Preferred Stock with an aggregate liquidation of $300 million. The number of shares of TCI Class A common stock to be issued, which will be calculated using a per share value of $24, is dependent upon the amount of net liabilities of TeleCable that is assumed by TCIC at closing and certain other factors. See note (1) above.

(8) Represents the elimination of the historical equity of the International Transfer and the issuance of the Series E Preferred Stock to TCIC recorded at historical cost.

(9) Represents depreciation and amortization of TeleCable's allocated excess purchase price, based upon weighted average lives of 12-1/2 years for property and equipment and 40 years for franchise costs. See note (4) above.

(10) Reflects the elimination of TCIC's share of Liberty's historical earnings. See note (3) above.

(11) Reflects the estimated income tax effect of the pro forma adjustments.

(12) Reflects the elimination of the preferred stock dividend requirement on TCIC preferred stock converted into common stock of TCIC during the year ended December 31, 1993.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

               Condensed Pro Forma Combined Financial Statements

                               September 30, 1994
                                  (unaudited)


     The following unaudited condensed pro forma combined balance sheet of TCI, dated as of September 30, 1994, assumes that (i) the proposed Merger and (ii) the TCI/Liberty Combination had occurred as of such date. See notes (1) and
(2).

     The following unaudited condensed pro forma combined statements of operations of TCI for the nine months ended September 30, 1994 and the year ended December 31, 1993, assume that the proposed Merger and the TCI/Liberty Combination had occurred as of January 1, 1993.

     The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the proposed Merger and the TCI/Liberty Combination had occurred as of January 1, 1993. These condensed pro forma combined financial statements of TCI should be read in conjunction with the condensed pro forma financial statements and the related notes thereto of TCIC included elsewhere herein and the respective historical financial statements and the related notes thereto of TCIC and TCI .

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)

                                                            September 30, 1994
                                        ----------------------------------------------------------
                                            TCI        TeleCable         Pro forma         TCI
                                        Historical   Historical (2)  adjustments (2)    Pro forma
                                        -----------  --------------  -----------------  ----------
                                                           amounts in millions

Assets
- ------

Cash, receivables and other
   current assets                          $   369              16              --            385

Investment in other affiliates and
   Turner Broadcasting System, Inc.,
   and related receivables                   2,218              22              --          2,240

Property and equipment, net of
   accumulated depreciation                  5,729             258         333  (3)         6,320

Franchise costs, intangibles and
   other assets, net of amortization        10,801              21       1,020  (3)
                                                                           783  (4)        12,625
                                           -------             ---       -----             ------
                                           $19,117             317       2,136             21,570
                                           =======             ===       =====             ======

Liabilities and Stockholders' Equity
- --------------------------------------

Payables and accruals                      $ 1,182              31              --          1,213

Debt                                        10,654             282              --         10,936

Deferred income taxes                        3,729              48         783  (4)         4,560

Other liabilities                              131               6          --                137
                                           -------             ---         ---             ------

      Total liabilities                     15,696             367         783             16,846
                                           -------             ---         ---             ------

Minority interests                             446               3          --                449

Series D Preferred Stock                        --              --         300  (6)           300

Stockholders' equity:
   Preferred Stock                              --              --          --                 --
   Class A common stock                        571              --          42  (6)           613

   Class B common stock                         89               7          (7) (5)            89
   Additional paid-in capital                2,833            (262)        958  (6)         3,791
                                                                           262  (5)
   Cumulative foreign currency
      translation adjustment                    (5)             --          --                 (5)
   Unrealized holding gains for
      available-for sale securities            433               4          (4) (5)           433
   Retained earnings (deficit)                (285)            201        (201) (5)          (285)
   Receivable from related party               (15)             (3)          3  (5)           (15)
   Treasury stock                             (646)             --          --               (646)
                                           -------            ----        ----             ------
                                             2,975             (53)      1,053              3,975
                                           -------            ----       -----             ------

                                           $19,117             317       2,136             21,570
                                           =======            ====       =====             ======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                             Nine months ended September 30, 1994
                                          ---------------------------------------------------------------------------
                                              TCI        Liberty        TeleCable         Pro forma          TCI
                                          Historical   Historical (1)  Historical (2)  adjustments(1)(2)   Pro forma
                                          -----------  --------------  --------------  -----------------  -----------
                                                        amounts in millions, except per share amounts
Revenue                                      $ 3,427             222             790        (37) (7)           4,402

Operating, selling, general and
   administrative expenses and
   compensation relating to
   stock appreciation rights                  (2,080)           (127)           (726)        37  (7)          (2,896)

Depreciation and amortization                   (722)            (34)            (32)       (20) (8)            (808)
                                             -------            ----            ----       ----               ------

      Operating income                           625              61              32        (20)                 698

Interest expense                                (568)            (17)            (22)        12  (9)            (595)

Interest and dividend income                      26              --              15        (12) (9)              29

Share of earnings of Liberty                     125              --              --       (125) (10)             --

Share of earnings (losses) of
   affiliates, net                               (56)             --              23         --                  (33)

Gain on dispositions                              --              --             183         --                  183

Other expense, net                                (4)             (1)            (11)        --                  (16)
                                             -------            ----            ----       ----               ------

      Earnings before income taxes               148              43             220       (145)                 266

Income tax expense                               (85)            (17)            (95)        59 (11)            (138)
                                             -------            ----            ----       ----               ------

      Net earnings                                63              26             125        (86)                 128

Dividend requirement on
   redeemable preferred stocks                    (3)             --             (14)       (12) (12)            (21)
                                                                                              8  (13)
                                             -------            ----            ----       ----               ------

      Net earnings attributable
         to common shareholders              $    60              26             111        (90)                 107
                                             =======            ====            ====       ====               ======

Primary and fully diluted earnings
   attributable to common shareholders
   per common and common equivalent
   share                                                                                                      $  .17  (17)
                                                                                                              ======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                               Year ended December 31, 1993
                         ----------------------------------------------------------------------------
                             TCI       Liberty       TeleCable             Pro forma           TCI
                         Historical  Historical(1)  Historical(2)      adjustments(1)(2)    Pro forma
                         ----------  -------------  -------------   ----------------------  ---------
                                       amounts in millions, except per share amounts

Revenue                    $ 4,153        287           1,153              (55) (7)          5,538

Operating, selling,
 general and
 administrative expenses
 and compensation
 relating to stock
 appreciation rights        (2,326)      (163)         (1,105)              55  (7)         (3,539)

Depreciation and
 amortization                 (911)       (45)            (49)             (33) (8)         (1,038)
                           -------     ------          ------             ----              ------
   Operating income
    (loss)                     916         79              (1)             (33)                961

Interest expense              (731)       (24)            (31)              17  (9)           (769)

Interest and dividend
 income                         34         --              23              (17) (9)             40

Share of earnings of
 Liberty                         4         --              --               (4) (10)            --

Share of earnings (losses)
 of affiliates, net            (76)        --              34               --                 (42)

Gain on dispositions            42          2              32               --                  76

Loss on transactions with
 TCIC                           --         --             (30)              --                 (30)(16)


Loss on early
 extinguishment of debt        (17)        --              (2)              --                 (19)

Other expense, net             (11)        --              (9)              --                 (20)
                           -------     ------          ------             ----              ------
   Earnings (loss) before
     income taxes              161         57              16              (37)                197

Income tax expense            (168)       (23)            (12)              15  (11)          (188)
                           -------     ------          ------             ----              ------

     Net earnings (loss)        (7)        34               4              (22)                  9

Dividend requirement on
   redeemable preferred
   stocks                       (2)        --             (32)             (17) (12)           (26)
                                                                             9  (13)
                                                                             2  (14)
                                                                            14  (15)
                           -------     ------          ------            -----              ------

   Net loss attributable
     to common
     shareholders          $    (9)        34             (28)             (14)                (17)
                           =======     ======          ======            =====              ======

Loss per common share                                                                       $ (.03)(18)
                                                                                            ======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements

                                 June 30, 1994
                                  (unaudited)


(1) The TCI/Liberty Combination, which were consummated on August 4, 1994, were structured as a tax free exchange whereby the common stock of TCIC and Liberty and the preferred stock of Liberty were exchanged for like shares of TCI. The merger agreement provided that each share of TCIC's and Liberty's common stock (including shares held by TCIC's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of TCI having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of TCIC were converted into shares of a class of TCI preferred stock having an equivalent fair value to that which was given up. All preferred stock of TCI held by TCIC or its subsidiaries has been eliminated in consolidation. The TCI/Liberty Combination has been accounted for as a purchase of Libery by TCI utilizing Liberty's historical predecessor cost.

(2) As of August 8, 1994, TCI, TCIC and TeleCable entered into the Merger Agreement whereby TeleCable will be merged into TCIC. The aggregate $1.6 billion purchase price will be satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A common stock (currently estimated to be approximately 42 million shares) and 1 million shares of Series D Preferred Stock with an aggregate initial liquidation value of $300 million. The Series D Preferred Stock, which will accrue dividends at a rate of 5.5% per annum, will be convertible into 10 million shares of TCI Class A common stock. The Series D Preferred Stock will be redeemable at the option of TCI after five years and at the option of either TCI or the holder after ten years. Although the amount of net liabilities to be assumed by TCIC and the number of shares of TCI Class A common stock to be issued to TeleCable's shareholders are subject to closing adjustments, management does not believe that any such adjustments will be material. The merger agreement requires the approval of TeleCable's shareholders and various franchise and other governmental authorities.

                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements




(3) Represents an allocation of the purchase price of TeleCable to its tangible and intangible assets. The cost allocations were estimated using information available at the date of preparation of these condensed pro forma combined financial statements and will be adjusted upon final appraisal of the assets acquired. Therefore, the actual allocations may differ from those allocations reflected herein.

(4) Represents the estimated incremental deferred income tax liability associated with the TeleCable purchase price allocations, as described in note (3) above. The adjustment assumes a combined federal and state income tax rate of 41%.

(5) Represents the elimination of TeleCable's historical stockholders' deficit, including the note receivable from the employee stock purchase plan. Pursuant to the Merger Agreement, any portion of such note receivable that remains unpaid at closing will not be included in the calculation of net liabilities to be assumed by TCIC at closing.

(6) Represents TCI's capital contribution to TCIC resulting from the issuance by TCI to TeleCable shareholders of shares of TCI Class A common stock (currently estimated to be approximately 42 million shares) and 1 million shares of Series D Preferred Stock with an aggregate liquidation of $300 million. The number of shares of TCI Class A common stock to be issued, which will be calculated using a per share value of $24, is dependent upon the amount of net liabilities of TeleCable that is assumed by TCIC at closing and certain other factors. See note (2) above.


                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements


(7) Represents the elimination of intercompany revenue and operating expenses between TCIC and Liberty arising from the sale of certain cable television programming to their respective cable television subscribers. See note (2) above.

(8) Represents depreciation and amortization of TeleCable's allocated excess purchase price, based upon weighted average lives of 12-1/2 years for property and equipment and 40 years for franchise costs. See note (1).

(9) Represents the elimination of interest on intercompany indebtedness between TCIC and Liberty. See note (1) above.

(10) Represents the elimination TCIC's share of Liberty's historical earnings.

(11) Reflects the estimated income tax effect of the pro forma adjustments.

(12) Represents the dividend requirements on TCI's Series D Preferred Stock (to be issued in connection with the proposed Merger - see note 2).

(13) Represents the elimination of the preferred stock dividend requirement on certain preferred stock of Liberty repurchased from TCIC in June of 1993.

(14) Reflects the elimination of the preferred stock dividend requirement on TCIC preferred stock converted into common stock of TCIC during the year ended December 31, 1993.

(15) Represents the elimination of the preferred stock dividend requirements on Liberty preferred stock held by TCIC converted into preferred stock of TCI.

(16) Amount not eliminated for pro forma purposes as a reserve for an impairment would have been required (based upon fair market value of underlying asset) equal to the loss recognized by Liberty.


                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements


(17) Reflects primary and fully diluted earnings per common and common equivalent share based upon 650,686,837 weighted average shares. Such amount is calculated utilizing 517,168,689 weighted average shares of TCI at September 30, 1994 (such amount representing TCI's weighted average shares, as disclosed in its historical financial statements), adjusted for the effect of shares issued in the TCI/Liberty Combination as if such transaction had occurred on January 1 and adjusted for the issuance of 42,000,000 shares of TCI Class A common stock to be issued in connection with the proposed Merger. Shares issuable upon conversion of the Series D Preferred Stock (see note 2) have not been included in the computation of weighted average shares outstanding for the nine months ended September 30, 1994 because their inclusion would be anti-dilutive.

(18) Reflects loss per common share based upon 591,582,340 weighted average shares. Such amount is calculated utilizing (i) 432,566,150 weighted average shares of TCIC at December 31, 1993 (such amount representing TCIC's weighted average shares, as disclosed in its historical financial statements) reduced by 6,525,721 shares of TCIC common stock previously held by Liberty (ii) 126,932,745 weighted averages shares of Liberty at December 31, 1993 (such amount representing Liberty's weighted average shares, as disclosed in its historical financial statements and Liberty common stock repurchased from TCIC in 1993, all of which have been adjusted by 0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by TCIC and (iii) 42,000,000 shares of TCI Class A common stock to be issued in connection with the proposed Merger. Shares issuable upon conversion of the Series D Preferred Stock (see note 2) have not been included in the computation of weighted average shares outstanding for the year ended December 31, 1993 because their inclusion would be anti-dilutive.

                                 EXHIBIT INDEX
                                 -------------


Listed below are the exhibits which are filed as part of this report (according to the number assigned to them in Item 601 of Regulation S-K):


     (2) Agreement and Plan of Merger, dated as of August 8, 1994, among Tele-Communications, Inc., TCI Communications, Inc. and TeleCable Corporation*
             Incorporated herein by reference to Tele-Communications, Inc.'s
               Current Report on Form 8-K dated August 18, 1994 (Commission File No. 0-20421)

     (99) Press Release, dated November 17, 1994.

     _________________________

         * The Agreement and Plan of Merger contains indices identifying the items, including exhibits and schedules, annexed thereto. A copy of any omitted item will be furnished supplementally to the Commission upon request.